Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Milt Alpern, CFO Applix Inc. 508-475-2450 malpern@applix.com
APPLIX GROWTH CONTINUES AS QUARTERLY LICENSE
REVENUE INCREASES 15%; TOTAL REVENUE RISES 31%
Company re-affirms outlook for 2007
WESTBOROUGH, Mass. — July 26, 2007 — Applix, Inc. (NasdaqGS: APLX), a leading business analytics software solutions provider, today reported that total revenue for the quarter ended June 30, 2007 was $17.44 million, a 31 percent increase over revenue of $13.32 million in the second quarter of 2006. License revenue for the second quarter of 2007 was $9.42 million, a 15 percent increase compared to $8.19 million for the same period in 2006.
Net income for the second quarter of 2007, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $2.13 million, or $0.12 per diluted share, compared to net income of $2.33 million, or $0.14 per diluted share, for the year ago period.
Second quarter 2007 non-GAAP net income was $2.78 million, or $0.15 per diluted share, after excluding $850,000 of stock-based compensation charges, $192,000 of amortization costs primarily associated with the Company’s acquisition of Temtec International B.V. in June 2006, $35,000 of legal and indemnification expenses related to the Securities and Exchange Commission (SEC) investigation and the related income tax benefit of $431,000 on these non-GAAP adjustments. In the second quarter of 2006, non-GAAP net income was $3.13 million, or $0.19 per diluted share, reflecting the exclusion of stock-based compensation, amortization costs and SEC investigation-related legal and indemnification expenses of $550,000, $62,000 and $211,000, respectively, and the related income tax benefit of $19,000 on these non-GAAP adjustments. The SEC investigation was settled with respect to Applix in January 2006, with no monetary penalty assessed.
David C. Mahoney, President and Chief Executive Officer of Applix, said, “Our second quarter results show clearly that we are executing well on our growth strategy, emerging as a leader in the increasingly important Business Analytics sector. Even when compared to a strong quarter last year, we produced marked gains, especially in North America. At the same time, we are working diligently to expand our business opportunities in both the mid-market and enterprise sectors in geographies around the world. This is evidenced by our recent product enhancements including a Unicode release, providing important support to customers in the broader international markets, and the launch of new marketing initiatives including a bolder advertising campaign designed to increase awareness of Applix with both the CFO and the CIO. We recognize that reaching our growth targets requires continued investments in all areas of the business and a keen focus on our goals, and we are prepared to take the steps necessary to achieve them and thereby extend our leadership position while driving aggressive revenue growth.”
Second Quarter Business Highlights
➢	Applix held its annual international user conference in Orlando, Florida, attracting record attendance and providing current customers and prospects with new insights on the use of Business Analytics through the Applix platform.

➢	Applix added new customers from around the world, including Circuit City, Cato Corporation, Radeberger Gruppe KG, Provident Financial plc and Meggit Avionics.

➢	Applix ranked sixth on BusinessWeek’s annual list of “Hot Growth” companies.
Second Quarter Financial Highlights
➢	Cash and short-term investments grew to $38.14 million at 6/30/07, up from $33.11 million at 3/31/07 and $27.21 million at 12/31/06.

➢	Gross margin for the second quarter of 2007 was 88.8%, compared to 90.4% in the second quarter of 2006.

➢	Days sales outstanding was 64 days at 6/30/07, compared to 57 days at 6/30/06.

➢	23 customers purchased more than $100,000 in software licenses in the second quarter of 2007, up from 16 in the second quarter of 2006.

➢	Average license deal size for transactions over $20,000 was between $75,000 — $80,000 in the second quarter of 2007, compared to between $80,000 — $85,000 in the second quarter of 2006.
Milt Alpern, Senior Vice President and CFO of Applix, commented, “Once again, we posted strong operating results, including continued revenue growth and solid gross margins, while also generating an increase in cash and short-term investments of more than $5 million. Our current balances and continued positive operating cash flow enabled us to pay off our outstanding bank debt of approximately $4.9 million associated with the acquisition of Temtec in mid-2006, following the end of the quarter. We are continuing to invest in our sales and marketing programs, in order to deliver upon the growth opportunity that we see for Applix, and enable us to produce the industry-leading growth levels we have forecasted for the remainder of the year.”

Six Months Results
Total revenue for the first half of 2007 was $31.34 million, a 40 percent increase over total revenue of $22.31 million for the first half of 2006. License revenue in the first six months of 2007 was $16.53 million, a 31 percent increase over license revenue of $12.62 million in 2006’s first half. Net income on a GAAP basis in the 2007 first half was $2.89 million, or $0.16 per diluted share, compared to $2.42 million or $0.15 per diluted share, in the same period in 2006. On a non-GAAP basis, net income for the first half of 2007 was $4.20 million, or $0.23 per diluted share, reflecting the exclusion of stock-based compensation, amortization costs and SEC investigation-related expenses of $1.59 million, $447,000 and $147,000, respectively, and the related income tax benefit of $873,000 on these non-GAAP adjustments. In the same period in 2006, non-GAAP net income was $3.96 million or $0.24 per diluted share, reflecting the exclusion of stock-based compensation, amortization costs and SEC investigation-related expenses of $1.05 million, $125,000 and $408,000, respectively, and the related income tax benefit of $38,000 on these non-GAAP adjustments.
Financial Outlook for 2007
Applix is today re-affirming the financial outlook for the Company for 2007 it first provided on February 8, 2007 and re-affirmed on April 26, 2007. The Company continues to target total revenue of $67 – $70 million and license revenue of $38.5 – $40.5 million. Applix is targeting diluted earnings per share for 2007 on a GAAP basis between $0.31 – $0.38, based upon an assumed weighted average number of diluted shares of 18,500,000 and an estimated effective tax rate of 40%. The increase in the effective tax rate to 40% is primarily due to the reversal of the valuation allowance on domestic net operating losses. On a non-GAAP basis, excluding the expected annual impact of stock-based compensation charges of $3.2 million, or $0.17 per diluted share, amortization costs of $840,000, or $0.05 per diluted share, SEC investigation-related expenses of $300,000, or $0.02 per diluted share, and the related income tax benefit of $1.7 million, or $0.09 per diluted share, on these non-GAAP adjustments, the company’s forecast for annual earnings is between $0.46 – $0.53 per diluted share. Neither forecast reflects the impact of foreign exchange, which cannot be predicted.
Investor Conference Call and Webcast
The senior management of Applix will host a conference call and Webcast to discuss the second quarter results tomorrow morning, Friday, July 27, 2007 at 8:30 am ET. To access the call, please dial 1-866-383-8008, using the confirmation code 41775839. Internationally, the call may be accessed by dialing 1-617-597-5341, using the same confirmation code. To listen via live audio Webcast, please visit the Company’s website, www.applix.com at least ten minutes prior to the start of the call. The Webcast will be available as a replay starting one hour after the call is completed at the same location.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are different from those presented under U.S. GAAP as these non-GAAP measures exclude certain non-cash charges, such as amortization of intangible assets and stock-based compensation expense, and other non-recurring items. Applix has provided these measures in addition to U.S. GAAP financial results because management believes that these non-GAAP measures provide a consistent basis for comparisons between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges, impacts of prior period acquisitions or other non-recurring items, and therefore are helpful in understanding the company’s underlying operating results. Reconciliations of U.S. GAAP to non-GAAP results are presented at the end of this press release.
About Applix
Applix (NasdaqGS: APLX) empowers agile enterprises by offering a complete Business Analytics software solution. The Company is focused exclusively on providing a single, cohesive Performance Management and Business Intelligence solution, with strategic planning, forecasting, consolidations, reporting and analytics across financial, operational, sales and marketing, and human resources departments. The Applix platform, powered by the renowned TM1 analytics engine, reaches farther, deploys easier, and reacts faster than any business analytics solution available today. Applix and its global network of partners help 3,000 customers worldwide manage their business performance and respond proactively to the marketplace. Headquartered in Westborough, MA, Applix maintains offices in North America, Europe and Asia Pacific. For more information, please visit www.applix.com.
Any statements in this press release about future financial performance and future expectations, plans and prospects for the Company, including any statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, and actual results could differ materially from those indicated by such forward-looking statements as a result of various important factors. Factors that could cause or contribute to such differences include without limitation, competitive pressures, changes in customer demands, adverse economic conditions, loss of key personnel, litigation, potential fluctuations in quarterly results, lengthy sales cycles, market acceptance of new or enhanced products and services, factors affecting spending by customers and other risks, uncertainties and factors including those described in the Company’s most recent Form 10-Q under the heading “Risk Factors.” In addition, the forward-looking statements provided by the Company in this press release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and these forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.
©2007 Applix, Inc. All rights reserved. Applix and TM1 are registered trademarks of Applix, Inc. All other trademarks and company names mentioned are the property of their respective owners.
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Financial Tables Follow
(including Reg G reconciliations of U.S. GAAP to Non-GAAP)

Applix, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Software license	$9,424	$8,192	$16,529	$12,619
Professional services and maintenance	8,016	5,128	14,806	9,694

Total revenues	17,440	13,320	31,335	22,313

Cost of revenues:

Software license	120	131	226	175
Professional services and maintenance (includes stock-based compensation of $26 and $19 for the three months ended June 30, 2007 and 2006, respectively, and $47 and $35 for the six months ended June 30, 2007 and 2006, respectively)	1,734	1,149	3,244	2,165
Amortization of an acquired intangible asset	92	—	185	—

Total cost of revenues	1,946	1,280	3,655	2,340

Gross margin	15,494	12,040	27,680	19,973

Operating expenses:
Sales and marketing (includes stock-based compensation of $312 and $201 for the three months ended June 30, 2007 and 2006, respectively, and $576 and $369 for the six months ended June 30, 2007 and 2006, respectively)	7,706	5,707	14,249	10,280
Product development (includes stock-based compensation of $220 and $142 for the three months ended June 30, 2007 and 2006, respectively, and $414 and $262 for the six months ended June 30, 2007 and 2006, respectively)	2,446	1,739	4,733	3,307
General and administrative (includes stock-based compensation of $292 and $188 for the three months ended June 30, 2007 and 2006, respectively, and $551 and $379 for the six months ended June 30, 2007 and 2006, respectively)	2,081	2,205	4,454	3,929
Amortization of acquired intangible assets	100	62	262	125

Total operating expenses	12,333	9,713	23,698	17,641

Operating income	3,161	2,327	3,982	2,332

Non-operating income (expense):
Interest and other income, net	433	323	743	427

Income before income taxes:	3,594	2,650	4,725	2,759
Provision for income taxes	1,465	323	1,837	335

Net income	$2,129	$2,327	$2,888	$2,424

Net income per share, basic and diluted:
Net income per share, basic	$0.14	$0.15	$0.19	$0.16
Net income per share, diluted	$0.12	$0.14	$0.16	$0.15

Weighted average number of shares outstanding:
Basic	15,671	15,193	15,609	15,105
Diluted	18,335	16,702	18,155	16,581

Applix, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$33,977	$23,487
Short-term investments	4,160	3,723
Accounts receivable, net	12,363	13,582
Other current assets	2,001	1,585
Deferred tax assets, current	663	619

Total current assets	53,164	42,996

Restricted cash	400	400
Property and equipment, net	1,316	1,313
Intangible assets, net	5,030	5,477
Goodwill	13,418	13,341
Deferred tax assets, long-term	995	1,876
Other assets	727	684

TOTAL ASSETS	$75,050	$66,087

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,134	$2,068
Accrued expenses	8,447	9,324
Accrued restructuring expenses, current portion	52	51
Current portion of debt	2,167	2,167
Deferred revenues	15,348	11,052

Total current liabilities	28,148	24,662

Accrued restructuring expenses, long-term portion	139	161
Long-term debt	2,708	3,792
Other long-term liabilities	739	122

Total liabilities	31,734	28,737

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock; $.0025 par value; 50,000,000 and 30,000,000 shares authorized, respectively; 16,006,147 and 15,657,258 shares issued and outstanding, respectively	40	39
Additional paid-in capital	66,382	63,365
Accumulated deficit	(21,796)	(24,604)
Accumulated other comprehensive loss	(1,310)	(1,450)

Total stockholders’ equity	43,316	37,350

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,050	$66,087

Applix, Inc.
Reconciliation of US GAAP to Non-GAAP
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating Income
US GAAP Operating Income	$3,161	$2,327	$3,982	$2,332
Plus:
Amortization of acquisition-related intangible assets	192	62	447	125
Stock-based compensation	850	550	1,588	1,045
SEC investigation-related expenses	35	211	147	408

Non-GAAP Operating Income	$4,238	$3,150	$6,164	$3,910

Net Income
US GAAP Net Income	$2,129	$2,327	$2,888	$2,424
Plus:
Amortization of acquisition-related intangible assets	192	62	447	125
Stock-based compensation	850	550	1,588	1,045
SEC investigation-related expenses	35	211	147	408
Less:
Income tax effect of Non-GAAP adjustments	(431)	(19)	(873)	(38)

Non-GAAP Net Income	$2,775	$3,131	$4,197	$3,964

Net Income Per Diluted Share
US GAAP Net Income	$0.12	$0.14	$0.16	$0.15
Plus:
Amortization of acquisition-related intangible assets	0.01	0.01	0.02	0.01
Stock-based compensation	0.04	0.03	0.09	0.06
SEC investigation-related expenses	0.00	0.01	0.01	0.02
Less:
Income tax effect of Non-GAAP adjustments	(0.02)	(0.00)	(0.05)	(0.00)

Non-GAAP Net Income	$0.15	$0.19	$0.23	$0.24

Weighted average diluted shares outstanding — US GAAP	18,335	16,702	18,155	16,581

Applix, Inc.
Reconciliation of US GAAP to Non-GAAP
Net Income per Diluted Share for Financial Outlook

Year Ending
December 31, 2007
Net Income Per Diluted Share
US GAAP Net Income	$0.31 - $0.38
Plus:
Amortization of acquisition-related intangible assets	0.05
Stock-based compensation	0.17
SEC investigation-related expenses	0.02
Less:
Income tax effect of Non-GAAP adjustments	(0.09)

Non-GAAP Net Income	$0.46 - $0.53

Weighted average diluted shares outstanding	18,500,000